UNISOURCE ENERGY CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated September 15, 2005 by and between UniSource Energy Corporation, an Arizona corporation (the “Corporation”), and Raymond S. Heyman (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Grantee as to the number of shares of the Corporation’s common stock, no par value per share (the “Common Stock”), first set forth below.

Number of Shares of Common Stock:[1] 50,000 Award Date: September 15, 2005

Exercise Price per Share:[1] $33.55 Expiration Date:[1,2] September 15, 2015

Vesting[1,2] The Option shall become vested as to 33-1/3% of the total number of shares of Common Stock subject to the Option on each of the first, second and third anniversaries of the Award Date.

The Option is subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference).  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee and is in full satisfaction of the Corporation’s obligation to grant stock options to the Grantee pursuant to the Offer Letter dated July 8, 2005.  The parties agree to the terms of the Option set forth herein, and the Grantee acknowledges receipt of, and having read and understanding, a copy of the Terms.

“GRANTEE” ______________________________________ Signature ______________________________________ Print Name	UNISOURCE ENERGY CORPORATION an Arizona corporation By:__________________________________ Print Name:___________________________ Title:_________________________________

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof.

__________________________________                            ______________________
Signature of Spouse                                        Date

1     Subject to adjustment under Section 4.1 of the Terms.
2     Subject to early termination under Section 4 and Section 5 of the Terms.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement.  The Option may be exercised only to the extent the Option is vested and exercisable.

•
Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5.

Nothing contained in this Option Agreement constitutes a continued employment or service commitment by the Corporation or any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation (a “Subsidiary”), affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

3.	Exercise of Option.

3.1           Method of Exercise.  The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Corporation may require pursuant to such administrative exercise procedures as the Corporation may implement from time to time) of:

•
a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Corporation may require from time to time,

•
payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Corporation may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their Fair Market Value (as defined below) on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Grantee for at least six (6) months before the date of such exercise;

•	any written statements or agreements required pursuant to Section 7; and

•	satisfaction of the tax withholding provisions of Section 3.2.

The Corporation also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Corporation.

For purposes of this Option Agreement, “Fair Market Value” means, unless otherwise determined or provided by the Corporation in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange.  If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Corporation for purposes of the Option in the circumstances.

3.2           Tax Withholding.  Upon any exercise of the Option, the Corporation shall have the right at its option to:

•
require the Grantee (or his personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation may be required to withhold with respect to such Option event;

•
deduct from any amount payable to the Grantee (or his personal representative or beneficiary, as the case may be) in cash or equivalent (in respect of the Option or otherwise) the amount of any taxes which the Corporation may be required to withhold with respect to such Option event; or

•
reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire shares held by the Grantee for at least 6 months) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy such withholding obligation.

In no event will the value of any shares withheld exceed the minimum amount of required withholding under applicable law.

4.	Adjustments; Acceleration.

4.1           Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Corporation shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)
proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of the Option, (2) the Exercise Price of the Option, and (3) the securities, cash or other property deliverable upon exercise or vesting of the Option, or

(b)
make provision for a cash payment or for the assumption, substitution or exchange of the Option or the cash, securities or property deliverable to the Grantee, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Corporation may adopt such valuation methodologies for the Option as it deems reasonable in the event of a cash or property settlement.  Without limitation on other methodologies, the Corporation may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the Exercise Price of the Option.

In any of such events, the Corporation may take such action prior to such event to the extent that the Corporation deems the action necessary to permit the Grantee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.  In the case of any stock split or reverse stock split, if no action is taken by the Corporation, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

4.2           Automatic Acceleration of Option.  Upon a dissolution of the Corporation or other event described in Section 4.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then the Option shall become fully vested; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Corporation, with respect to the Option to the extent that the Corporation has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Option, or the Option would otherwise continue in accordance with its terms, in the circumstances.

4.3           Early Termination of Award.  If the Option has been accelerated as required by Section 4.2 (or would have been so accelerated but for Section 4.4 or 4.5), the Option shall terminate upon the related event referred to in Section 4.2, subject to any provision that has been expressly made by the Corporation, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of the Option and provided that, if the Option will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the Grantee shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise the Option in accordance with its terms before the termination of the Option (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

4.4           Other Acceleration Rules.  Any acceleration of awards pursuant to this Section 4 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Corporation to occur a limited period of time not greater than 30 days before the event.  Without limiting the generality of the foregoing, the Corporation may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the Option if an event giving rise to an acceleration does not occur.  The Corporation may accord the Grantee a right to refuse any acceleration pursuant to this Section 4 in such circumstances as the Corporation may approve.

4.5           Possible Rescission of Acceleration.  If the vesting of the Option has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Corporation later determines that the event will not occur, the Corporation may rescind the effect of the acceleration to the extent the Option is then outstanding and unexercised or otherwise unvested.

5.	Termination of Option upon a Termination of Grantee’s Employment or Services.

Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•
other than as expressly provided below in this Section 5, (a) the Grantee will have until the date that is 90 days after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 90-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period;

•
if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

•
if the termination of the Grantee’s employment or services is the result of the Grantee’s Retirement (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 3 years after the Grantee’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period;

•	if the Grantee’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Corporation).

For purposes of the Option, “Retirement” means termination of employment on or after the Grantee’s early, normal or late retirement date or age as applicable under the terms of the Corporation’s Salaried Employees Retirement Plan or the Pension Trust Plan for Employees of Tucson Electric Power Company represented by IBEW Local 1116.

For purposes of the Option, “Cause” means that the Grantee:

(1)
has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)
has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)	has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)
has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.  The Corporation shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

6.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement are nontransferable and exercisable only by the Grantee; provided, however, that the Corporation may permit the Option to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Corporation may, in its discretion, establish in writing; provided, further, that any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Grantee or the Grantee’s family members).  The exercise and transfer restricts set forth in the preceding sentence shall not apply to:

•	transfers to the Corporation;

•
the designation of a beneficiary to receive benefits in the event of the Grantee’s death or, if the Grantee has died, transfers to or exercise by the Grantee’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

•	transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Corporation;

•	if the Grantee has suffered a disability, permitted transfers or exercises on behalf of the Grantee by the Grantee’s legal representative; or

•
the authorization by the Corporation of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of options consistent with applicable laws and the express authorization of the Corporation.

7.	Compliance with Laws.

The grant and vesting of the Option, the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Option Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The Grantee will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Corporation may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 8.

9.	Entire Agreement; Amendment.

This Option Agreement (including these Terms) constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  This Option Agreement may be amended by the Corporation; provided, however, any amendment of this Option Agreement shall not, without written consent of the Grantee, affect in any manner materially adverse to the Grantee any rights or benefits of the Grantee or obligations of the Corporation under the Option prior to the effective date of such change.  The Corporation may unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.	Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona without regard to conflict of law principles thereunder.

11.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 4, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.